EXHIBIT 10.4

Grantee:	Grant Date:

Address:	Option Number:

Expiration Date:

Number of Shares:

Exercise Price Per Share:

STOCK OPTION AGREEMENT

2006 STOCK COMPENSATION PLAN

This STOCK OPTION AGREEMENT is made this ___ day of ___, 20 ___, between FIRSTBANK CORPORATION (the “Company”) and the grantee named above (the “Employee”), pursuant to the Firstbank Corporation 2006 Stock Compensation Plan (the “Plan”). All capitalized defined terms in this Agreement shall have the meaning ascribed to such terms in the Plan, unless otherwise defined in this Agreement.

IT IS AGREED AS FOLLOWS:

1.            Grant of Nonqualified Stock Option

Pursuant to the Plan, the Company hereby grants to the Employee the option to purchase the number of shares of the Company’s common stock on the terms and conditions herein set forth (the “Option”). This Option is a Nonqualified Stock Option, and is not an Incentive Stock Option.

2.            Purchase Price

The purchase price of the shares covered by this Option shall be the exercise price per share set forth above. The “Committee” (provided for in Article 3 of the Plan) has determined that such price represents one hundred percent (100%) of the fair market value of a share of the Company’s common stock on this date.

3.            Term of Option

The term of this Option shall be for a period of ten (10) years from the date hereof, subject in each case to earlier termination as provided in subsequent paragraphs of this Agreement.

4.            Employee’s Agreement

In consideration of the granting of the Option, the Employee agrees to remain in the employ of the Company for a period of at least twelve (12) months from the date hereof (the “Minimum Employment Period”). Such employment, subject to the provisions of any written contract between the Company and the Employee, shall be at the pleasure of the Board of Directors, and this Option Agreement shall not impose on the Company any obligation to retain the Employee in its employ for any period. In the event of the termination of employment of the Employee for any reason during the Minimum Employment Period, this Option shall terminate, unless this Option becomes exercisable as provided in paragraph 5(d) or 5(e).

5.             Exercise of Option

(a)     Except as provided in paragraph 5(d) or 5(e), this Option shall not be exercisable prior to the expiration of the Minimum Employment Period. Thereafter, this Option may be exercised in whole or in part, at any time and from time to time. This Option may not be exercised as to less than 100 shares at any one time, unless the number purchased is the total number at that time purchasable under this Option. This Option shall be exercised by written notice to the Company. The notice shall state the number of shares with respect to which the Option is being exercised, shall be signed by the person exercising this Option, and shall be accompanied by payment of the full purchase price of the shares in such form as the Committee may accept. This Option agreement shall be submitted to the Company with the notice for purposes of recording the shares being purchased, if exercised in part, or for purposes of cancellation if all shares then subject to this Option are being purchased. In the event the Option shall be exercised pursuant to paragraph 8(e) hereof by any person other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. To the extent determined by the Committee in its sole discretion, payment of the purchase price shall be made by: (a) cash, check, bank draft, or money order, payable to the order of the Company; (b) the delivery by the Employee of unencumbered shares of common stock of the Company with a Fair Market Value on the last trading day preceding payment equal to the total purchase price of the shares to be purchased; (c) the reduction in the number of shares issuable upon exercise (based on the fair market value of the shares on the date of exercise); or (d) a combination of (a), (b), and (c). Upon exercise of all or a portion of this Option, the Company shall issue to the Employee a stock certificate representing the number of shares with respect to which this Option was exercised.

(b)     Vesting Schedule. If this Option is for fifty (50) or fewer shares, then this Option shall be fully vested on the first anniversary of this Agreement. If this Option is for more than fifty (50) shares, Twenty percent (20%) of the shares subject to this Option shall vest and be exercisable on the first anniversary of this Agreement. An additional twenty percent (20%) of the shares subject to this Option shall vest and be exercisable on the same date of each year thereafter, until all shares subject to this Option have vested, provided the Employee continues to be employed by the Company or any Subsidiary. Notwithstanding the foregoing, this Option shall be fully vested and exercisable with respect to all of the Option Shares upon the Employee’s death, Disability or Termination of Employment by reason of Normal Retirement.

(c)     Change of Control. Notwithstanding the foregoing vesting schedule, the Option shall be fully vested and exercisable with respect to all of the Option Shares upon the Administrator’s determination that a successor entity or its parent or subsidiary has refused to assume or substitute an equivalent option in the event of a Change in Control of the Company.

6.             Tax Withholding

The exercise of this Option is subject to the satisfaction of withholding tax or other withholding liabilities, if any, under federal, state and local laws in connection with such exercise or the delivery or purchase of shares. The exercise of this Option shall not be effective unless applicable withholding, if required, shall have been effected or obtained in a manner acceptable to the Committee in accordance with the Plan.

7.             Nontransferability of Option

Except to the extent permitted by the Plan, this Option shall not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated other than by will or by the laws of descent and distribution, and shall not be subject to execution, levy, attachment or similar process. Any attempted sale, transfer, assignment, pledge, hypothecation or other disposition of this Option contrary to the terms hereof, and any execution, levy, attachment or similar process upon the Option, shall be null and void and without effect.

8.         Termination of Employment

(a)	Termination of Employment for Reasons Other Than Normal Retirement, Early Retirement, Disability or Death

Upon Termination of Employment for any reason other than Normal Retirement, Early Retirement, or on account of Disability or death, this Option shall, to the extent rights to purchase shares hereunder have accrued at the date of such Termination of Employment and shall not have been fully exercised, be exercisable, in whole or in part, at any time within a period of three (3) months following Termination of Employment, subject, however, to prior expiration of the term of this Option and any other limitations upon its exercise in effect at the date of exercise. Upon Termination of Employment for cause (as determined by the Committee in its sole discretion), the Employee shall have no right to exercise this Option.

(b)	Termination of Employment for Normal Retirement

Upon Termination of Employment by reason of Normal Retirement, this Option shall be fully vested and shall be exercisable, in whole or in part, for a period of fifteen (15) months following such Termination of Employment, subject to any other limitations imposed by the Plan. If the Employee dies after such Normal Retirement, this Option shall be exercisable in accordance with paragraph 8(e) hereof.

(c)	Termination of Employment for Early Retirement

Upon Termination of Employment by reason of Early Retirement, this Option shall, to the extent rights to purchase shares hereunder have accrued at the date of such Early Retirement and have not been fully exercised, be exercisable, in whole or in part, for a period of fifteen (15) months following such Termination of Employment, subject to any other limitations imposed by the Plan. Upon Termination of Employment by reason of Early Retirement, any unvested portion of this Option shall not be exercisable. If the Employee dies after such Early Retirement, this Option shall be exercisable in accordance with paragraph 8(e) hereof.

(d)	Termination of Employment for Disability

Upon Termination of Employment by reason of Disability, this Option shall be fully vested and shall be exercisable, in whole or in part, for a period of one (1) year following such Termination of Employment, subject to any other limitations imposed by the Plan. If the Employee dies after such Disability, this Option shall be exercisable in accordance with paragraph 8(e) hereof.

(e)	Termination of Employment for Death

Upon Termination of Employment due to death, this Option shall be fully vested and shall be exercisable, in whole or in part, by the personal representative of the Employee’s estate, by any person or persons who shall have acquired this Option directly from the Employee by bequest or inheritance, by a person designated to exercise the Option after the Employee’s death, or a Permitted Transferee only under the following circumstances and during the following periods: (i) if the Employee dies while employed by the Company or a subsidiary, at any time within one (1) year after his or her death, or (ii) if the Employee dies during the extended exercise period following termination of employment specified in paragraph 8(b) or 8(c) or 8(d), at any time within the longer of such extended period or one (1) year after his or her death, subject, in any case, to the earlier expiration of this Option.

(f)	Termination of Option

If this Option is not exercised within whichever of the exercise periods specified in paragraph 8(a), 8(b), 8(c), 8(d) or 8(e) is applicable, this Option shall terminate upon expiration of such exercise period.

9.	Changes in Capital Structure

The number of shares covered by this Option, and the price per share, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock of the Company resulting from any combination of shares or the payment of a stock dividend on the Company’s common stock or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

In the event of a change in the common stock of the Company as presently constituted, which is limited to a change of all its authorized shares into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the shares subject to this Option.

Except as expressly provided in the Plan or this paragraph 9, the Employee shall have no rights by reason of: (i) any subdivision or combination of shares of stock of any class; (ii) the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class; or (iii) any dissolution, liquidation, merger or consolidation or spinoff of assets or stock of another corporation. Except as provided in the Plan or this paragraph 9, any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of stock subject to this Option.

The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

10.          Rights as a Shareholder

Neither the Employee nor a transferee of this Option shall have any rights as a shareholder with respect to any shares covered hereby until the date he or she shall have become the holder of record of such shares. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date on which he or she shall have become the holder of record thereof, except as provided in paragraph 9 hereof.

11.          Modification, Extension and Renewal

Subject to the terms and conditions and within the limitations of the Plan, the Committee, subject to approval of the Board of Directors, may modify or renew this Option, or accept its surrender (to the extent not theretofore exercised) and authorize the granting of a new option or options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, no modification shall, without the consent of the Employee, alter or impair any rights or obligations hereunder.

12.           Postponement of Delivery of Shares and Representations

The Company, in its discretion, may postpone the issuance and/or delivery of shares upon any exercise of this Option until completion of such stock exchange listing, or registration, or other qualification of such shares under any applicable law, rule or regulation as the Company may consider appropriate, and may require any person exercising this Option to make such representations and furnish such information as it may consider appropriate. In such event, no shares shall be issued to such holder unless and until the Company is satisfied with the accuracy of any such representations.

13.           Plan Controls

This Option is subject to the terms and provisions of the Firstbank Corporation 2006 Stock Compensation Plan. If any inconsistency exists between the provisions of this Agreement and the Plan, the Plan shall govern.

IN WITNESS WHEREOF, this Stock Option Agreement has been executed the date first above written.

FIRSTBANK CORPORATION
By

Its:

EMPLOYEE

Print Name:

Address:

Record of Exercise

Shares Subject
	Number of		to Option After
Date	Shares	Price Per Share	Exercise